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                                                                       Exhibit 5


                                BINGHAM DANA LLP
                               150 Federal Street
                                Boston, MA 02110



                                October 5, 2000


Streamline.com, Inc.
27 Dartmouth Street
Westwood, MA 02090

         Re: Registration Statement on Form S-3 Under the Securities Act of 1933, as amended

Ladies and Gentlemen:

         We have acted as counsel to Streamline.com, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 4,023,686 shares (the "Shares") of the Company's Common Stock, $0.01 par value per share, to be offered by certain stockholders of the Company (the "Selling Stockholders"), pursuant to a Registration Statement on Form S-3 initially filed by the Company with the Securities and Exchange Commission on or about October 5, 2000
(the "Registration Statement").

         As such counsel, we have reviewed the corporate proceedings of the Company with respect to the original authorization of the issuance of the Shares, including the Shares issuable upon exercise of the warrants (the "Warrants") that are covered by the Registration Statement. We have also examined and relied upon originals or copies of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

         Based upon and subject to the foregoing, we are of the opinion that the Shares which are currently outstanding have been validly issued and are fully paid and non-assessable and that the Shares issuable upon exercise of the Warrants, when issued and delivered upon the exercise of the Warrants pursuant to the terms thereof, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ Bingham Dana LLP

                                             Bingham Dana LLP